October 24, 2025 Nathan Schultz Via email Dear Nathan: This letter sets forth the terms of the transition and separation agreement (the “Agreement”) that CHEGG, INC. (the “Company”) is offering to you to aid in your employment transition. 1. SEPARATION. If you timely sign this Agreement within five (5) business days after you receive it, your employment with the Company will continue through December 31, 2025, which will become your employment termination date (the “Separation Date”), unless your employment terminates sooner pursuant to Section 2(c) below. If termination occurs earlier or later than December 31, 2025, the actual date of termination shall become the “Separation Date” for purposes of this Agreement. The date of your timely execution of this Agreement shall be the “Effective Date.” 2. TRANSITION PERIOD. (a) Duties & Schedule. Upon the Effective Date, you will cease to serve as Chief Executive Officer, and/or as an officer of the Company and/or any subsidiary or affiliate of the Company, and will cease to serve in any role or position in which you are acting as a representative or agent of the Company (except as set forth herein), and will cease to serve in your role as a director of the board of directors of the Company (the “Board”) and any role as a director of the board of directors of any subsidiary or affiliate of the Company. You agree to submit such documentation as the Board may require to confirm your departure from the Board as of the Effective Date. Upon the Effective Date and through the Separation Date (the “Transition Period”), your title will be Executive Advisor, and you will assist the Company with the orderly transition of your work, including making yourself available for reasonable requests from the Board or authorized committee thereof related to your transition. Additionally, during the Transition Period, you will be expected to continue to advise on certain ongoing projects, as designated by the Board and/or the Company’s new CEO. You agree to perform such services during the Transition Period in good faith and to the best of your abilities. You agree to continue to comply with all of the Company’s policies and procedures and with all of your statutory and contractual obligations to the Company, including, without limitation, your obligations under your Confidentiality Agreement (as defined below), which you acknowledge and agree are contractual commitments that remain binding upon you during the Transition Period. (b) Compensation/Benefits. During the Transition Period, you will be paid at the same base salary rate, an annualized rate of $1,000,000 per year, less payroll deductions and

Page 2 withholdings. In addition, your outstanding Company equity awards will continue to vest under the existing terms and conditions set forth in the governing plan documents and award agreement. You will continue to be eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs. For clarity, you shall not be eligible for payment of any bonuses for 2025 (except as set forth in Section 4 herein). (c) Messaging. All public or internal statements concerning your departure shall be consistent with the Chegg Project Civic Assets communications plan. Nothing in this Agreement shall prevent the Company from making any disclosures that it determines, in consultation with counsel, are required by applicable law, regulation, or stock-exchange rule. (d) Termination. Nothing in this Agreement alters your employment at will status. Accordingly, during the Transition Period you are entitled to resign your employment for any reason with or without advance notice, and the Company may terminate your employment with or without Cause (as defined in the Severance Plan, defined below) or advance notice. If prior to December 31, 2025 the Company terminates your employment without Cause, then you will remain eligible for the Severance Benefits (as defined and described below), provided that you have satisfied the Severance Preconditions (as set forth below). If prior to December 31, 2025, you resign your employment for any reason or the Company terminates your employment with Cause, then you will no longer be eligible for participation in any Company benefit plans, and you will not be entitled to the Severance Benefits. 3. FINAL PAY. On the Separation Date, the Company will pay you all accrued salary earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment regardless of whether or not you sign this Agreement. Since the Company has a nonaccrual vacation policy, you do not have any accrued vacation or other paid time off and thus will not be paid out for any accrued vacation or other paid time off. 4. SEVERANCE BENEFITS. If you: (i) timely sign this Agreement; (ii) comply with your obligations under it; (iii) have not resigned your employment and your employment has not been terminated by the Company for Cause; and (iv) timely sign, return, and allow to become effective the Separation Date Release attached as Exhibit A hereto ((i)-(iv) collectively, the “Severance Preconditions”), then your employment termination will be deemed a termination “other than for Cause” “on or before the second anniversary of the Effective Date and other than during the Change in Control Determination Period,” pursuant to that certain Participation Agreement entered into pursuant to the Company’s Severance Plan, signed by you on December 3, 2024 (such Participation Agreement and plan being referred to collectively herein as the “Severance Plan”), a copy of which is attached as Exhibit B hereto, and accordingly, pursuant to Section 4.3 of the Severance Plan the Company will provide you with the following severance benefits (the “Severance Benefits”). Capitalized terms not defined in this Agreement shall have the meaning set forth in the Severance Plan. (a) Severance Pay. The Company will pay you, as severance, the equivalent of 125% of your annual base salary in effect as of the Separation Date, in the total amount of $1,250,000) (calculated as 1.25 x $1,000,000), subject to applicable payroll deductions and

Page 3 withholdings (the “Severance Pay”). The Severance Pay will be paid in a lump sum within thirty (30) days of the Release Effective Date (as defined in the Separation Date Release). (b) Pro Rated Annual Bonus Severance. The Company will pay you an additional cash lump sum payment equal to the sum of (i) your pro rata target annual bonus that you could have earned, but did not and will not earn, for 2025, in the total amount of $225,000 (calculated as ($1,000,000 x 30%) * 365/365), less the $75,000 bonus previously paid with respect to the first half of 2025, and (ii) $375,000 (calculated as 1.25 * $300,000) subject to applicable payroll deductions and withholdings (the “Annual Bonus Severance”). The Annual Bonus Severance will be paid at the same time as the Severance Pay. (c) COBRA Severance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. As an additional severance benefit under this Agreement, provided that you timely elect continued coverage under COBRA, then the Company shall pay the premiums on your behalf for your continued coverage under the Company’s group health plans, including coverage for your eligible dependents, for fifteen (15) months or, in any such case, until such earlier date on which you become eligible for health coverage from another employer or cease to be eligible for COBRA coverage for any reason (the “COBRA Payment Period”). Upon the conclusion of such period of insurance premium payments made by the Company, you will be responsible for the entire payment of premiums (or payment for the cost of coverage) required under COBRA for the duration of your eligible COBRA coverage period. Notwithstanding the foregoing, if you timely elect continued group health plan continuation coverage under COBRA and at any time thereafter the Company determines, in its sole discretion, that it cannot provide the COBRA premium benefits without potentially incurring financial costs or penalties under applicable law, then in lieu of paying the employer portion of the COBRA premiums on your behalf, the Company will instead pay you, on the last day of each remaining month of the applicable COBRA Payment Period a fully taxable cash payment equal to the COBRA premium for that month, subject to applicable tax withholding, which such payments shall end upon expiration of the applicable COBRA Payment Period. (d) Equity Vesting. You were granted certain equity awards (the “Equity Awards”), pursuant to applicable award agreement(s), grant notice(s) and applicable plan documents (the “Equity Award Documents”). Under the terms of the Equity Award Documents, vesting of your Equity Awards will cease as of the Separation Date, except as set forth below. As an additional Severance Benefit, each of the outstanding, unvested Time-Vesting Awards held by you shall accelerate and become vested and exercisable or settled with respect to the number of unvested shares of the Equity Awards that would have vested had you remained employed by the Company for an additional twelve (12) months after the Separation Date and as a supplemental Severance Benefit, each of the outstanding, unvested Time-Vesting Awards held by you shall accelerate and become vested and exercisable or settled with respect to the number of unvested shares of the Equity Awards that would have vested had you remained employed by the Company for an additional month beyond such twelve (12) month period (with such acceleration totaling in the aggregate 1,154,808 shares of your Time-Vesting Awards), assuming your

Page 4 employment ends on the anticipated employment separation date). None of your Equity Awards are Performance Satisfied Awards. Performance Subject Awards shall be forfeited in accordance with their terms, except as set forth in Section 5 below, and except with respect to Performance Subject Awards with respect to which the performance period ends on December 31, 2025 (the “Specified Performance Subject Awards”). Any Specified Performance Subject Awards shall remain outstanding and eligible to vest in connection with the performance certification scheduled to occur in February 2026. Any Specified Performance Subject Awards that do not vest in connection with such certification shall be forfeited. 5. Eligibility for CIC Severance Benefits. You will remain eligible for increased severance benefits (the “CIC Severance Benefits”) in the event that you remain employed through the Transition Period (or are terminated without Cause before the end of the Transition Period) and the Company experiences a Change in Control (as defined in the Severance Plan) within three (3) months after the Separation Date (the “Change in Control Period”). Specifically, subject to satisfaction of the Severance Preconditions, in the event that the Company experiences a Change in Control during the Change in Control Period, then pursuant to Section 4.1 of the Severance Plan: (a) you will receive an additional $250,000 as additional Severance Pay described in Section 4(a) herein, subject to applicable withholdings and deductions and payable within fifteen (15) business days after the effective date of the Change in Control; (b) you will receive an additional $75,000 in respect to the Annual Severance Bonus set forth in Section 4Error! Reference source not found. above subject to applicable withholdings and deductions and payable within fifteen (15) business days after the effective date of the Change in Control; (c) the COBRA Payment Period will be increased by an additional three (3) months, to eighteen (18) months; (d) each of your then-outstanding, unvested Time-Vesting Awards and Performance Satisfied Awards shall accelerate and become vested and exercisable or settled with respect to one hundred percent (100%) of the unvested shares subject thereto and each of your Performance Subject Awards shall be treated in accordance with the terms thereof (the “Vesting Acceleration”) as of the effective date of the Change in Control. The Equity Awards will otherwise remain subject to the terms and conditions of the applicable Equity Award Documents. For the avoidance of doubt, under no circumstances will you be eligible for the full severance benefits set forth in both Section 4 of this Agreement and the full CIC Severance Benefits set forth in the Participation Agreement. 6. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits before, on or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested stock options. You acknowledge and agree that the benefits offered to you herein fulfill and exceed all of the Company’s obligations to pay you any severance benefits in connection with your employment termination, pursuant to the Severance Plan and any other agreement, plan or policy. 7. EXPENSE REIMBURSEMENTS. You agree that, within thirty (30) days after the Separation Date, you will submit your final documented expense reimbursement statement

Page 5 reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. The Company shall also directly pay or reimburse you for your reasonable legal fees incurred in negotiating and drafting this Agreement up to a maximum of four thousand dollars ($4,000) within ten (10) days of the Company’s receipt of an invoice for such services (which may be redacted to preserve privilege). 8. RELEASE OF CLAIMS. (a) General Release of Claims. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. (b) Scope of Release. This general release includes, but is not limited to: (i) all claims arising from or in any way related to your employment with the Company, the decision to terminate that employment, or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (v) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the California Labor Code (as amended), the California Family Rights Act, the California Fair Employment and Housing Act (as amended). You acknowledge that you have been advised, pursuant to California Government Code Section 12964.5(b)(4), that you have the right to consult an attorney regarding this Agreement and that you were given a reasonable time period of not less than five (5) business days in which to do so. You further acknowledge and agree that, in the event you sign this Agreement prior to the end of the reasonable time period provided by the Company, your decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the reasonable time period, or by providing different terms to employees who sign such an agreement prior to the expiration of the time period. You acknowledge and agree that the release of claims provided in this Section 7 is not provided in exchange for a raise, bonus, or as a condition of continued employment, but rather in exchange for your eligibility to receive the benefits under this Agreement to which you are not otherwise eligible to receive.

Page 6 (c) Section 1542 Waiver. In giving the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to your release of claims herein, including but not limited to your release of unknown claims. (d) Exceptions. Notwithstanding the foregoing, you are not releasing the Company hereby from: (i) any obligation to indemnify you pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance; (ii) any claims that cannot be waived by law; or (iii) any claims for breach of this Agreement. 9. PROTECTED RIGHTS. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, you understand and agree that, to the maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. Nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful. Furthermore, nothing in this Agreement waives any rights you may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein). 10. RETURN OF COMPANY PROPERTY. You agree that by the Separation Date (or earlier if requested by the Company), you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, drafts, financial and operational information, research and development information, Company device and account login and password information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computing and electronic devices, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials

Page 7 of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions or embodiments thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information by the close of business on the Separation Date or as soon as possible thereafter. If you have used any personally owned computer or other electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, by the Separation Date (or earlier if requested by the Company), you shall provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems; and you agree to provide the Company access to your system as requested to verify that the necessary copying and/or deletion is completed. 11. CONFIDENTIAL INFORMATION OBLIGATIONS. You acknowledge and reaffirm your continuing obligations under your Employee Confidentiality and Inventions Agreement (the “Confidentiality Agreement”), a copy of which is attached hereto as Exhibit C and incorporated herein by reference. The Company acknowledges that each of the post-term obligations in Section 12(b) of the Confidentiality Agreement is void and that it shall take no steps to enforce those provisions. 12. MUTUAL NON-DISPARAGEMENT. Except to the extent permitted by the “Protected Rights” Section above, you agree not to disparage the Company, its officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation, and the Company agrees not to disparage you in any manner likely to be harmful to your business or personal reputation; however, the Company’s obligations under this provision extend only to its current directors, officers, and executives (at the Vice President-level and above), and only for so long as each remains a director, officer, or executive of the Company. Notwithstanding the foregoing, nothing herein shall prevent (a) any person or entity from responding accurately and fully to any question, inquiry or request for information when required by legal process or in connection with any government agency or commission investigation or proceeding, (b) the Company from making any disclosures reasonably required or advisable to fulfill any corporate reporting obligations or its fiduciary duties, and (c) any person from making any statements and disclosures specifically authorized in the “Protected Rights” Section above. You acknowledge and agree that the non-disparagement obligation provided in this Section is not provided in exchange for a raise, bonus, or as a condition of continued employment, but rather in exchange for your eligibility to receive the benefits under this Agreement to which you are not otherwise eligible to receive. 13. NO VOLUNTARY ADVERSE ACTION. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.

Page 8 14. COOPERATION. You agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate your scheduling needs. 15. NO ADMISSIONS. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission. 16. REPRESENTATIONS. You hereby represent that you have: been paid all compensation owed and for all hours worked; received all leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act or otherwise; and not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim. 17. MISCELLANEOUS. This Agreement, including its exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the state or commonwealth in which you primarily performed work for the Company, without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be delivered and executed via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. [Signature page to follow]

Page 9 If this Agreement is acceptable to you, please sign below and return the original to me. You have five (5) business days to decide whether to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within that timeframe. We wish you the best in your future endeavors. Sincerely, By: /S/ DEBRA THOMPSON Debra Thompson Chief People Officer I HAVE READ, UNDERSTAND, AND AGREE FULLY TO THE FOREGOING AGREEMENT: /S/ NATHAN SCHULTZ Nathan Schultz 10/27/25 Date

EXHIBIT A SEPARATION DATE RELEASE (to be signed and returned to the Company on or within twenty-one (21) calendar days after the Separation Date) In exchange for benefits to be provided to me by the Company pursuant to my transition and separation agreement with the Company to which this Exhibit A is attached (the “Agreement”), I hereby provide the following Separation Date Release (the “Release”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. I hereby represent that I have been paid all compensation owed and for all hours worked through the date I sign this Release, have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act or otherwise, and have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim. I acknowledge that, other than the benefits to be provided to me pursuant to the Agreement upon my execution of this Release, I have not earned and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits, with the exception of any vested right I may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested options. I hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the California Labor Code (as amended), the California Family Rights Act, the California Fair Employment and Housing Act (as amended). Notwithstanding the foregoing, I am not releasing the Company hereby from any obligation to indemnify me pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable

Page 2 law, or applicable directors and officers liability insurance. Also, excluded from this Release are any claims that cannot be waived by law. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and releases I have given in this Agreement is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (i) my waiver and release does not apply to any rights or claims arising after the date I sign this Agreement; (ii) I should consult with an attorney prior to signing this Agreement (although I may choose voluntarily not to do so); (iii) I have twenty-one (21) days to consider this Agreement (although I may choose voluntarily to sign it sooner); (iv) I have seven (7) days following the date I sign this Agreement to revoke this Agreement (in a written revocation sent to the Company); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Agreement provided that I do not revoke it. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I have under the ADEA, and that the consideration given for the waiver and releases I have given in this Release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (a) my waiver and release does not apply to any rights or claims arising after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke this Release (in a written revocation sent to the Company); and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release provided that I do not revoke it (the “Release Effective Date”). In giving the release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to my release of claims herein, including but not limited to my release of unknown claims. I understand that nothing in this Release limits my ability to file a charge or complaint with the Government Agencies. I further understand this Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Release does not limit my right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, I understand and

Page 3 agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this Release. Nothing in this Release waives any rights I may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein). This Separation Date Release, together with the Agreement (and its exhibits), constitutes the entire agreement between me, and the Company with respect to the subject matter hereof. I am not relying on any representation not contained herein or in the Agreement. UNDERSTOOD, ACCEPTED AND AGREED: _____________________________________ ______________________ Nathan Schultz Date

Page 4 EXHIBIT B SEVERANCE PLAN

Page 21 EXHIBIT C EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT

Page 26 V